Exhibit 99.1
Sonic Automotive Appoints Keri Kaiser to
Board of Directors

Children’s Health System of Texas Chief Marketing Officer and Chief Experience Officer Brings
Executive Leadership, Management Consulting, and Business Transformation Expertise at High-Growth Organizations to Sonic Automotive

Charlotte, N.C. - August 4, 2020 - Sonic Automotive, Inc. (“Sonic Automotive” or the “Company”) (NYSE:SAH), one of the largest retailers of new and pre-owned vehicles in the United States, today announced it has appointed Keri Kaiser, Chief Marketing Officer and Chief Experience Officer of Children’s Health System of Texas (Children’s Health℠), to join its Board of Directors.

Kaiser joins Sonic Automotive with more than 25 years of business experience, including executive leadership roles across multiple industries. Currently, Kaiser serves on the management team of Children’s Health, the 8th largest pediatric health care system in the nation, with more than 10,000 employees providing nearly one million patient interactions annually.

“Sonic Automotive is honored to have Keri join our Board, during this exciting time for the Company,” said David Smith, CEO and Director of Sonic Automotive. “Keri’s executive leadership overseeing transformation initiatives at high-growth organizations will prove invaluable as Sonic Automotive’s EchoPark brand continues its strategic expansion across the United States.”

Since joining Children’s Health in 2012, Kaiser has revolutionized the system’s marketing and communications practice by enacting a consumer-driven strategy that puts patients at the forefront. Recently, she led a project to have an Amazon Hub Locker kiosk installed in the Children’s Medical Center of Dallas campus, so families of long-term patients could receive and return packages with ease. In recognition of her innovative work in the healthcare space, Kaiser was named a 2020 Top 25 Hospital and Health System CXO To Know by Becker’s Hospital Review. Additionally, Kaiser was listed as a finalist for 2017 Outstanding Healthcare Executive in D CEO Magazine’s Excellence in Healthcare Awards and recognized as a Dallas Business Journal 2015 Women in Business Honoree.

“Sonic Automotive’s leadership as an automotive retailer, with disciplined management and strong fundamentals, have enabled the Company to rapidly build out its EchoPark brand and position it for sustainable, strategic growth,” said Kaiser. “As Director, I look forward to helping shape the Company’s growth strategy so that it can continue to achieve strong performance quarter after quarter, and deliver stockholder value.”

Prior to joining Children’s Health, Kaiser was the Chief Revenue Officer for the AT&T Performing Arts Center in Dallas. Her career is also highlighted by senior positions with consumer products and technology companies. She was a co-founder of Velocity Ventures, worked in brand management with Frito-Lay, and was a founding member of the Strategic Management Consulting Group at Price Waterhouse. She holds a Bachelor of Arts degree from Smith College and a Master of Business Administration from Harvard Business School.

Kaiser is also a member of the Executive Committee for the Texas Women’s Foundation Board of Directors and has served on the SMU Digital Accelerator Advisory Board and the DCVB Health Care Advisory Board.

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, North Carolina, is one of the nation’s largest automotive retailers. Sonic Automotive can be reached on the web at www.sonicautomotive.com.

About EchoPark Automotive

EchoPark Automotive is a growing operating segment within the Company that specializes in pre-owned vehicle sales and provides a unique guest experience unlike traditional used car stores. More information about EchoPark Automotive can be found at www.echopark.com.

Forward-Looking Statements

Included herein are forward-looking statements. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risks and uncertainties that could cause actual results or trends to differ materially from management’s views, including, without limitation, future quarterly earnings results, EchoPark expansion plans, economic conditions in the markets in which we operate, new and used vehicle industry sales volume, the success of our operational strategies, the rate and timing of overall economic recovery or decline, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and other periodic reports and information filed with the Securities and Exchange Commission (the “SEC”). The Company does not undertake any obligation to update forward-looking information, except as required under federal securities laws and the rules and regulations of the SEC.

For Further Information, Please Contact:

Investor Inquiries:
Heath Byrd, Executive Vice President and Chief Financial Officer (704) 566-2400
Danny Wieland, Investor Relations (704) 927-3462

Press Inquiries:
Danielle DeVoren / Anthony Feldman
212-896-1272 / 347-487-6194
ddevoren@kcsa.com/afeldman@kcsa.com